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                                                                     EXHIBIT 8.1



                         [ANDREWS & KURTH L.L.P. LETTERHEAD]




                                   March 12, 1997


EquiVantage Acceptance Corp.
13111 Northwest Freeway
Suite 301
Houston, Texas  77040

     Re:  EquiVantage Acceptance Corp.
          Registration Statement on Form S-3


Ladies and Gentlemen:

     We have acted as counsel to EquiVantage Acceptance Corp., a Delaware corporation (the "Sponsor"), in connection with the authorization and proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of up to $87,881,000 aggregate principal amount of mortgage loan asset-backed securities (the "Securities") to be offered pursuant to a registration statement on Form S-3 (such registration statement, the "Registration Statement") relating to the Securities. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Sponsor, EquiVantage Inc., as servicer (the "Servicer"), and a trustee to be identified in the prospectus supplement for such Series of Securities (the "Trustee" for such Series).

     We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings "Summary of Prospectus - Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the Prospectus relating to the Securities in respect of which we participated as your counsel, all as part of the Registration Statement.

     We have examined the prospectus contained in the Registration Statement (the "Prospectus") and originals or copies, certified or otherwise identified to our satisfaction, of the Registrant's organizational documents and such other documents, records, certificates of the Registrant and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Pooling and Servicing Agreement as completed for each Series will be duly executed and delivered; that the Securities as completed for each Series will be duly executed and delivered substantially in the forms contemplated by the Pooling and Servicing Agreement; and that the Securities for each Series will be sold as described in the Registration Statement.

     Based upon such examination and the qualifications set forth herein and in reliance thereon, we are of the opinion that the description of federal income tax consequences set forth under the headings "Summary of Prospectus - Certain Federal Income Tax Consequences" and "Certain Federal Income

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EquiVantage Acceptance Corp.
March 12, 1997
Page 2

Tax Consequences" in the Prospectus, to the extent it constitutes matters of law or legal conclusions, is correct in all material respects.

     The opinion herein is based upon our interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court.
Furthermore, our opinion is not binding on the Internal Revenue Service or a court. Our opinion represents merely our best legal judgment on the matters presented; others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     We hereby consent to the filing of this letter as an Exhibit 8.1 to the Registration Statement and to the reference to this firm under the caption "Certain Federal Income Tax Consequences" in the Prospectus, without implying or admitting that we are "experts" within the meaning of the 1933 Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Exhibit 8.1.




                                             Sincerely,



                                             /s/ ANDREWS & KURTH L.L.P.